Exhibit 99

CACI International Inc Invites You to
Participate in a Conference Call To Discuss First Quarter and
Initial FY05 Revenue Guidance and Update You on the
Recent Acquisition of the Defense & Intelligence Group

Arlington, VA. May 25, 2004 - CACI International Inc (NYSE: CAI) will hold a conference call on Thursday, May 27, 2004 at 8:30 AM ET to discuss the company's first quarter and initial Fiscal Year 2005 (FY05) revenue guidance, and to update you on the integration of the recent acquisition of American Management Systems' Defense and Intelligence Group into CACI's domestic operations. There will be a brief statement by management focusing on these two topics. A question-and-answer session will follow to further discuss the guidance, the integration, and the company's future performance expectations.

What:	CACI International Inc Conference Call

When:	8:30 am Eastern Time, May 27, 2004

How:	Call 1-800-289-0494 five to ten minutes prior to 8:30 am Confirmation number: 400639

Internet:	Live at www.shareholder.com/caci/medialist.cfm, listen only To be archived for 90 days

Contact:	CACI Investor Relations at 703-841-7835

CACI International Inc provides the IT and network solutions needed to prevail in today's new era of defense, intelligence, and e-government. From systems integration and managed network solutions to knowledge management, engineering, simulation, and information assurance, we deliver the IT applications and infrastructures our federal customers use to improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. Our solutions lead the transformation of defense and intelligence, assure homeland security, enhance decision-making, and help government to work smarter, faster, and more responsively. CACI, a member of the Russell 2000 and S&P SmallCap 600 indices, provides dynamic careers for approximately 9,400 employees working in over 100 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com

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Contact:	David Dragics Vice President, Investor Relations 703-841-7835